UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2012

DYNASTAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144596	32-0309317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Herr Lane, Louisville, KY 40222
(Address of principal executive offices)

502.326.8100

(Registrant’s telephone number, including area code)

(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2012, Dynastar Holdings, Inc. (“we,” “us” or “our”) executed a binding letter of intent (the “LOI”) with uBuy2Give, Inc. (the “Seller”) to acquire substantially all of the assets (the “Assets”) of the Seller, consisting primarily of a suite of customized ConnectionPlus™ software applications that we expect will help us increase brand awareness, improve customer loyalty, and enhance our online presence. Pursuant to the LOI, among other things:

•	Upon the closing of the acquisition of the Assets (the “Closing”), in consideration for the Seller’s transfer of the Assets to us, we will issue to the Seller that number of restricted shares of our Common Stock (the “Initial Shares”) equal to 5% of the total number of shares of our Common Stock issued and outstanding immediately prior to the Closing;

•	If our utilization of the Assets causes us to generate at least $1,000,000 in revenues, but less than $1,500,000 in revenues, within the initial twelve (12) months of such use, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 7.5% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 12.5%);

•	If our utilization of the Assets causes us to generate at least $1,500,000 in revenues within the initial twelve (12) months of such use, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 15% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 20%);

•	If we fail to meet certain minimum requirements with respect to the utilization of the Assets within the initial twelve (12) months of such use, regardless of the amount of revenues generated, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 15% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 20%);

•	Prior to the date of Closing, we shall provide the Seller with a loan in the principal amount of $100,000, which loan shall be evidenced by a senior subordinated promissory note on terms to be specified following the signing of the LOI; and

•	In the event that our utilization of the Assets does not cause us to generate at least $1,000,000 in revenues within the initial twelve (12) months of our use, and we fail to meet certain minimum requirements with respect to the utilization of the Assets, the Seller may reacquire the Assets by returning the Initial Shares to us.

The Closing is subject to the completion to our satisfaction of a due diligence review of the Assets and related Seller matters. Subject to this condition being met, we expect to complete the acquisition of the Assets by August 23, 2012, unless that date is extended by mutual agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynastar Holdings, Inc.

Date: July 27, 2012	By:	/s/ John Henderson IV
	Name:	John Henderson IV
	Title:	Chief Executive Officer